Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-159855 of IDACORP, Inc. on
Form S-8 of our report dated June 23, 2016, relating to the financial statements and supplemental schedule of
Idaho Power Company Employee Savings Plan appearing in this Annual Report on Form 11-K of the Idaho
Power Company Employee Savings Plan as of December 31, 2015 and 2014 and for the year ended December 31,
2015.

/s/ EIDE BAILLY LLP

Mankato, Minnesota
June 23, 2016